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EXHIBIT 23.2--CONSENT OF CROWE, CHIZEK AND COMPANY LLP, INDEPENDENT AUDITORS


                         CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use in this Registration Statement on Form S-4 and Prospectus of First Financial Bancorp. of our report, dated January 15, 1999, on the consolidated financial statements of Hebron Bancorp, Inc. as of June 30, 1998 and for the year then ended. We also consent to the use of our name and the statements with respect to us appearing under the heading of "Experts" in the Prospectus.



                                            CROWE, CHIZEK AND COMPANY LLP

Lexington, Kentucky
April 2, 1999